Exhibit 4(b)

Schedule A

Funds advised by the Adviser

Investment Advisory Fee

Fund	Advisory Fee Rate
BlackRock FundsSM
iShares U.S. Long Credit Bond Index Fund	0.06%
iShares U.S. Intermediate Credit Bond Index Fund	0.06%
iShares U.S. Long Government Bond Index Fund	0.05%
iShares U.S. Intermediate Government Bond Index Fund	0.05%
iShares U.S. Securitized Bond Index Fund	0.06%

BlackRock Funds III

BlackRock Diversified Fixed Income Fund	Asset Level	Management Fee
	First $1 billion	0.25%
	$1 billion — $3 billion	0.24%
	$3 billion — $5 billion	0.23%
	$5 billion — $10 billion	0.22%
	Greater than $10 billion	0.21%
BlackRock LifePath® Dynamic Retirement Fund	0.30%
BlackRock LifePath® Dynamic 2025 Fund	0.30%
BlackRock LifePath® Dynamic 2030 Fund	0.30%
BlackRock LifePath® Dynamic 2035 Fund	0.30%
BlackRock LifePath® Dynamic 2040 Fund	0.30%
BlackRock LifePath® Dynamic 2045 Fund	0.30%
BlackRock LifePath® Dynamic 2050 Fund	0.30%
BlackRock LifePath® Dynamic 2055 Fund	0.30%
BlackRock LifePath® Dynamic 2060 Fund	0.30%
BlackRock LifePath® Dynamic 2065 Fund	0.30%
BlackRock LifePath® ESG Index Retirement Fund	0.05%
BlackRock LifePath® ESG Index 2025 Fund	0.05%
BlackRock LifePath® ESG Index 2030 Fund	0.05%
BlackRock LifePath® ESG Index 2035 Fund	0.05%
BlackRock LifePath® ESG Index 2040 Fund	0.05%
BlackRock LifePath® ESG Index 2045 Fund	0.05%
BlackRock LifePath® ESG Index 2050 Fund	0.05%

BlackRock LifePath® ESG Index 2055 Fund	0.05%
BlackRock LifePath® ESG Index 2060 Fund	0.05%
BlackRock LifePath® ESG Index 2065 Fund	0.05%
BlackRock LifePath® Index Retirement Fund	0.05%
BlackRock LifePath® Index 2025 Fund	0.05%
BlackRock LifePath® Index 2030 Fund	0.05%
BlackRock LifePath® Index 2035 Fund	0.05%
BlackRock LifePath® Index 2040 Fund	0.05%
BlackRock LifePath® Index 2045 Fund	0.05%
BlackRock LifePath® Index 2050 Fund	0.05%
BlackRock LifePath® Index 2055 Fund	0.05%
BlackRock LifePath® Index 2060 Fund	0.05%
BlackRock LifePath® Index 2065 Fund	0.05%

Schedule A, dated January 9, 2023

Schedule B

Fund	Effective Date
BlackRock FundsSM

iShares U.S. Long Credit Bond Index Fund

iShares U.S. Intermediate Credit Bond Index Fund

iShares U.S. Long Government Bond Index Fund

iShares U.S. Intermediate Government Bond Index Fund

iShares U.S. Securitized Bond Index Fund

February 14, 2022

BlackRock Funds III
BlackRock Diversified Fixed Income Fund	January 9, 2023

BlackRock LifePath® Index Retirement Fund

BlackRock LifePath® Index 2025 Fund

BlackRock LifePath® Index 2030 Fund

BlackRock LifePath® Index 2035 Fund

BlackRock LifePath® Index 2040 Fund

BlackRock LifePath® Index 2045 Fund

BlackRock LifePath® Index 2050 Fund

BlackRock LifePath® Index 2055 Fund

BlackRock LifePath® Index 2060 Fund

BlackRock LifePath® Index 2065 Fund

March 2, 2020

BlackRock LifePath® Dynamic Retirement Fund

BlackRock LifePath® Dynamic 2025 Fund

BlackRock LifePath® Dynamic 2030 Fund

BlackRock LifePath® Dynamic 2035 Fund

BlackRock LifePath® Dynamic 2040 Fund

BlackRock LifePath® Dynamic 2045 Fund

BlackRock LifePath® Dynamic 2050 Fund

BlackRock LifePath® Dynamic 2055 Fund

BlackRock LifePath® Dynamic 2060 Fund

BlackRock LifePath® Dynamic 2065 Fund

March 9, 2020

BlackRock LifePath® ESG Index Retirement Fund

BlackRock LifePath® ESG Index 2025 Fund

BlackRock LifePath® ESG Index 2030 Fund

BlackRock LifePath® ESG Index 2035 Fund

BlackRock LifePath® ESG Index 2040 Fund

BlackRock LifePath® ESG Index 2045 Fund

BlackRock LifePath® ESG Index 2050 Fund

BlackRock LifePath® ESG Index 2055 Fund

BlackRock LifePath® ESG Index 2060 Fund

BlackRock LifePath® ESG Index 2065 Fund

July 21, 2020

Schedule B, dated January 9, 2023